UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 17, 2002
                                                 -------------------

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                ----------------------------------------------
          (Exact Name of the registrant as specified in its charter)
                   (on behalf of the Providian Master Trust)

                                   33-59922
                                   33-84844
                                   33-99462
                                   333-22131
                                   333-55817
                                   333-39856
United States                      000-22305               22-2382028
-------------                      ---------               ----------
(State or other            (Commission File Number)    I.R.S. Employer
Jurisdiction of                                        Identification No.)
Incorporation)


                   White Clay Center Building 200 Route 273
                            Newark, Delaware 19711
                            ----------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code: (302) 575-5000.

Item 5. Other Events.
        -------------

The August portfolio yield for the Providian Master Trust was lower than July due to fluctuations in monthly payment activity combined with a change in the payment hierarchy for certain accounts.

Effective with the conversion of the Providian Master Trust to the Chase Manhattan Bank USA, National Association ("Chase USA") platform on August 17, 2002, the payment hierarchy applied to certain closed Providian Master Trust accounts and to Providian Master Trust accounts enrolled in special repayment programs was changed to conform with Chase USA's current policy. Chase USA's policy on applying payments to certain closed accounts and accounts in special repayment programs is to apply payments in the following order: principal, interest, fees. This will result in a decrease in the portfolio yield calculated pursuant to the agreements reported for the Providian Master Trust but Chase USA anticipates that the defaulted amount reported for the Providian Master Trust will also decrease.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.
        -----------------------------------------------------------------


Exhibits

99.1 Summary performance results of the Providian Master Trust related to the August 2002 monthly period.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHASE MANHATTAN BANK USA,
                                            NATIONAL ASSOCIATION



                                            By: /s/ Patricia Garvey
                                                _____________________
                                            Name:   Patricia Garvey
                                            Title:  Vice President



Date: September 17, 2002